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                                                                   EXHIBIT 23.1








                         Consent of HJ & Associates, LLC
                (Formerly known as Jones, Jensen & Company, LLC)



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
2-Infinity.com, Inc. (F/K/A
Lakota Technologies, Inc.)

We consent to the incorporation by reference in the registration statement on Form S-8 of Lakota Technologies, Inc. of our report dated April 11, 2000 relating to the Restricted Stock Award Agreements and our audit of the consolidated balance sheet of Lakota Technologies, Inc. as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and from inception on November 14, 1995 through December 31, 1999, which report appears in the annual report on Form 10-KSB of Lakota Technologies, Inc.

/s/ HJ & Associates, Inc.

HJ & Associates, Inc.
Salt Lake City, Utah
May 25, 2000















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